UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 22, 2009

WASTE TO ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-52784 (Commission File Number)	N/A (IRS Employer Identification Number)

Maria C. Maz, Chief Executive Officer

2829 Bird Avenue, Suite 12, Miami, Florida 33133

(Address of principal executive offices)

(786) 206-5368
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   □     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   □     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On September 22, 2009 the board of directors of Waste to Energy Group, Inc. (the “Company”) concluded, upon the advice of management that previously issued audited financial statements for the year ended May 31, 2008 included in our Form 10-K filed with the Securities and Exchange Commission (“Commission”) on July 28, 2008 should no longer be relied on.

On September 1, 2009 the Commission notified the Company that the Public Company Accounting Oversight Board had revoked the registration of the Company’s former independent registered public accounting firm. The Commission further advised the Company that it should have its financial statements for the year ended May 31, 2008 re-audited.

The Company will restate its balance sheets, statements of operations, stockholders’ equity (deficit) and cash flows for the year ended May 31, 2008, due to errors discovered pertaining to an understatement of assets, stockholders equity, revenues and expenses, net losses and net cash used in operating activities. The restated information for the year ended May 31, 2008 will be included on Form 10-K for the year ended May 31, 2009.

The Company’s board of directors has discussed the matters disclosed in this Form 8-K under this Item 4.02 with Seale & Beers CPA’s, the Company’s current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Waste to Energy Group, Inc.                              Date

By: /s/ Maria C. Maz                                   Sep tember 23, 2009

Name: Maria C. Maz

Title: Chief Executive Officer

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